Exhibit 10.6

ENDO, INC.

2024 STOCK INCENTIVE PLAN

1.	Establishment and Purpose.

The purpose of the Endo, Inc. 2024 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and the shareholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives. Section references are to sections of the Plan unless otherwise stated.

2.	Administration of the Plan.

(a) The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted (including whether an Option granted is an Incentive Stock Option or a Nonqualified Stock Option); to determine the number of shares of Company Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria, if any, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; to make adjustments in the performance goals that may be required for any Award in recognition of extraordinary events affecting the Company or the financial statements of the Company or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b) The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of service or otherwise adjust any of the terms of such Option, and (ii) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, or other Award or otherwise adjust any of the terms applicable to any such Award. Notwithstanding the foregoing, and subject to adjustments for changes in capitalization pursuant to Section 4(c), neither the Board of Directors, the Committee nor their respective delegates shall have the authority, without first obtaining the approval of the Company’s shareholders, to (x) reprice (or cancel and/or re-grant) any Option, Stock Appreciation Right or, if applicable, other Award at a lower exercise, base or purchase price, (y) cancel underwater Options or Stock Appreciation Rights in exchange for cash or (z) grant an Option in consideration for, or conditioned on, the delivery of Company Stock to the Company in payment of the exercise price and/or the withholding taxes of an Award. For purposes of this Section 2(b), Options and Stock Appreciation Rights will be deemed to be “underwater” at any time when the Fair Market Value of the Company Stock is less than the exercise price of the Option or Stock Appreciation Right.

(c) Notwithstanding anything set forth in the Plan to the contrary, unless otherwise determined by the Committee, any dividend or dividend equivalent Award issued under the Plan shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

(d) Except as required by Rule 16b-3 with respect to grants of Awards to individuals who are subject to Section 16 of the Exchange Act (or as otherwise required for compliance with Rule 16b-3 or other applicable law), the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

(e) All decisions, determinations and interpretations of the Committee or the Board of Directors (and their delegates) shall be final and binding on all persons with any interest in an Award, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant). No member of the Committee or the Board of Directors (nor their delegates) shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

(f) Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which Participants are located, or in order to comply with the requirements of any non-U.S. stock exchange, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Participants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable non-U.S. laws or listing requirements of any such non-U.S. stock exchange; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 4; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such non-U.S. stock exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other securities law or governing statute or any other applicable law.

3.	Definitions.

(a) “Agreement” shall mean a written agreement between the Company and a Participant or any notice provided to the Participant by the Company, in each case, evidencing an Award.

(b) “Award” shall mean any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Performance Award, Other Stock-Based Award or Other Cash-Based Award granted pursuant to the terms of the Plan.

(c)  “Board of Directors” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean a termination of a Participant’s service to the Company or any of its Subsidiaries due to (i) the continued failure by such Participant to use good faith efforts in the performance of such Participant’s duties with the Company or any of its Subsidiaries (other than any such failure resulting from Disability, illness or other allowable leave of absence); (ii) the criminal felony indictment (or non-U.S. equivalent) of such Participant by a court of competent jurisdiction; (iii) the engagement by such Participant in misconduct that has caused, or is reasonably likely to cause, material harm (financial or otherwise) to the Company or any of its Subsidiaries including, without limitation, (A) the unauthorized disclosure of material secret or confidential information of the Company or any of its Subsidiaries, (B) the debarment of the Company or any of its Subsidiaries by the U.S. Food and Drug Administration or any successor agency (the “FDA”) or any non-U.S. equivalent, or the debarment, suspension or other exclusion of the Company or any of its Subsidiaries by any other governmental authority, or (C) the revocation, suspension or denial of any registration, license, or other governmental authorization of the Company or any of its Subsidiaries, including any registration of the Company or any of its Subsidiaries with the U.S. Drug Enforcement Administration or any successor agency and any registration or marketing authorization of the FDA or any non-U.S. equivalent; (iv) the debarment of such Participant by the FDA or the debarment, suspension or other exclusion of such Participant by any other governmental authority; (v) the material breach by such Participant of any agreement between such Participant, on the one hand, and the Company, on the other hand; or (vi) such Participant makes, or is found to have made, a certification relating to the Company’s financial statements and public filings that is known to such Participant to be false. Notwithstanding the above, with respect to any Participant who is a party to an employment agreement with the Company, Cause shall have the meaning set forth in such employment agreement.

(e) A “Change in Control” shall be deemed to have occurred upon the first occurrence of an event set forth in any one of the following paragraphs:

(i) any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (1) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of Company Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (2) to the extent required to avoid the imposition of taxes or penalties under Section 409A with respect to any Award that constitutes a deferral of compensation subject to Section 409A, no such Award shall become payable as a result of the occurrence of a Change in Control unless such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. References in the Plan to specific sections of the Code shall be deemed to include any successor provisions thereto.

(g) “Committee” shall mean, at the discretion of the Board of Directors, a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is a “nonemployee director” within the meaning of Rule 16b-3.

(h) “Company” shall mean Endo, Inc., a Delaware corporation, and, where appropriate, each of its Subsidiaries.

(i) “Company Stock” shall mean common shares of the Company, par value $0.001 per share.

(j) “Disability” shall mean permanent disability as determined pursuant to the Company’s long-term disability plan or policy, in effect at the time of such disability.

(k) “Effective Date” shall mean the date in which a confirmed chapter 11 plan in the cases captioned In re Endo International plc, Case No. 22-22549 (JLG) (Bankr. S.D.N.Y.) goes effective.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m) “Expiration Date” shall mean the tenth anniversary of the Effective Date.

(n) The “Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (i) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded, or (ii) if the shares of Company Stock are listed on a national securities exchange but were not traded on such exchange on the date of determination (e.g., if the date of determination is a Saturday, Sunday, federal holiday, etc.), the closing sales price per share of Company Stock as reported by the applicable exchange for the last preceding date on which there was a sale of such stock on such exchange, or (iii) if the shares of Company Stock are not then listed on a national securities exchange, such value as determined by the Committee in good faith. In no event shall the fair market value of any share of Company Stock, the Option exercise price of any Option, the appreciation base per share of Company Stock under any Stock Appreciation Right, or the amount payable per share of Company Stock under any other Award, be less than the par value per share of Company Stock.

(o) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(p) “Nonemployee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

(q) “Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(r) “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 6(b).

(s) “Other Cash-Based Award” shall mean a right or other interest granted to a Participant pursuant to Section 6(g) other than an Other Stock-Based Award.

(t) “Other Stock-Based Award” shall mean a right or other interest granted to a Participant, valued in whole or in part by reference to, or otherwise based on, or related to, Company Stock pursuant to Section 6(g), including but not limited to (i) unrestricted Company Stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Company Stock from the Company containing terms and conditions prescribed by the Committee.

(u) “Participant” shall mean an employee, consultant or director of the Company to whom an Award is granted pursuant to the Plan, and, upon the death of the employee, consultant or director, his or her successors, heirs, executors and administrators, as the case may be.

(v) “Performance Award” shall mean an Award granted to a Participant pursuant to Section 6(f).

(w) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Company, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(x) “Plan” has the meaning set forth in Section 1.

(y) “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 6(e).

(z) “Retire” or “Retirement” shall mean, in the case of employees, the employee’s termination of service to the Company (other than for Cause, death, or Disability) on or after January 1 of the calendar year in which a Participant has or will reach (i) age 55 with ten years of service with the Company, or (ii) age 60 with five years of service with the Company.

(aa) “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(bb) “Section 409A” shall mean Section 409A of the Code and the rules, regulations and other Internal Revenue Service guidance promulgated thereunder.

(cc) “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(dd) “Stock Appreciation Right” shall mean the right, granted to a Participant under Section 6(d), to be paid an amount measured by the appreciation in the Fair Market Value of a share of Company Stock from the date of grant to the date of exercise of the right, with payment to be made in cash and/or a share of Company Stock, as specified in the Award or determined by the Committee.

(ee) “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 6(e).

(ff) “Subsidiary” shall mean, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

4.	Stock Subject to the Plan.

(a) Shares Available for Awards.

Subject to adjustment in accordance with Section 4(c) of the Plan, the maximum number of shares of Company Stock that may be issued under the Plan is equal to 3,600,000 shares (the “Share Reserve”). The maximum number of shares of Company Stock that may be issued in respect of Incentive Stock Options under the Plan is equal to the Share Reserve. Shares of Company Stock issued under the Plan may, in whole or in part, consist of authorized and unissued shares, treasury shares, shares previously issued under the Plan but that become available again for issuance in accordance with Section 4(d) or shares that have been or may be reacquired by the Company in the open market, in private transactions or otherwise. The Committee may direct that any stock certificate evidencing shares of Company Stock issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b) Director Limitation.

Subject to adjustment in accordance with Section 4(c) of the Plan, a Nonemployee Director may be granted Awards only to the extent that, as of the grant date, the grant does cause the aggregate value of Awards scheduled to vest in shares of Company Stock in any calendar year, taken together with the value of Awards previously vesting in shares of Company Stock in such calendar year, to exceed $750,000 in such calendar year (with all such amounts calculated using the Fair Market Value as of the applicable grant date).

(c) Adjustment for Change in Capitalization.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), or any other alteration to the capital structure of the Company whether by way of recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Company Stock, securities or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, and (iv) the maximum number of shares subject to Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 424 of the Code; and provided further that no such adjustment shall cause any Award hereunder which is or could be subject to Section 409A to fail to comply with the requirements of such section; and provided further that in no event shall the per share exercise price of an Option or subscription price per share of an Award be reduced to an amount that is lower than the par value of a share.

(d) Reuse of Shares.

Except as set forth below, if any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award terminates or expires without a distribution of shares to the Participant, or is settled in cash, the shares of Company Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, settlement, withholding, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan, and upon the exercise of a Stock Appreciation Right, the number of shares of Company Stock reserved and available for issuance under the Plan shall be reduced by the full number of shares of Company Stock with respect to which such Award is being exercised. In addition, notwithstanding the foregoing, the shares of Company Stock surrendered or withheld as payment of either the exercise price of an Option (including shares of Company Stock otherwise underlying an Award of a Stock Appreciation Right that are retained by the Company to account for the appreciation base of such Stock Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan.

5.	Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan (each, an “Eligible Individual”) shall be the individuals the Committee shall select from time to time, who are employees (including officers of the Company and its Subsidiaries, whether or not they are directors of the Company or its Subsidiaries), Nonemployee Directors, and consultants of the Company and its Subsidiaries; provided that Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) of the Company or its Subsidiaries. The term “Eligible Individual” may, in the determination of the Committee, also include a corporation or similar entity that is wholly-owned by an Eligible Individual (or jointly owned by such Eligible Individual and such Eligible Individual’s spouse) and through which such Eligible Individual requests to be paid for services provided by such Eligible Individual to the Company.

6.	Awards Under the Plan.

(a) Agreement.

The Committee may grant Awards in such amounts and with such terms and conditions as the Committee shall determine in its sole discretion, subject to the terms and provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement as the Committee may in its sole discretion deem necessary or desirable. The Committee may determine, on an Agreement-by-Agreement basis or for all Agreements, that such Agreement or Agreements must be signed, acknowledged and returned by the Participant to the Company and, in the case of any Agreement where the Committee has made such determination, unless the Committee determines otherwise, any failure by the Participant to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Participant to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and the Agreement.

(b) Stock Options.

(i) Grant of Stock Options. The Committee may grant Options under the Plan to purchase shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The exercise price of the share purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price be less than the Fair Market Value per share on the grant date of such Option. The date as of which the Committee adopts a resolution granting an Option shall be considered the day on which such Option is granted unless such resolution specifies a later date.

(ii) Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option and shall state the number of shares of Company Stock to which the Option (and/or each type of Option) relates.

(c) Special Requirements for Incentive Stock Options.

(i) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii)  No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such

Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d) Stock Appreciation Rights.

(i) The Committee may grant a related Stock Appreciation Right in connection with all or any part of an Option granted under the Plan, either at the time such Option is granted or at any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan, provided, however, that in no event shall the appreciation base of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of a related Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related Stock Appreciation Right, but only to the extent that the related Option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (A) the aggregate Fair Market Value of the shares of Company Stock subject to the related Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (B) the aggregate appreciation base of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered. Upon any exercise of a related Stock Appreciation Right or any portion thereof, the number of shares of Company Stock subject to the related Option shall be reduced by the number of shares of Company Stock in respect of which such Stock Appreciation Right shall have been exercised.

(ii) The Committee may grant unrelated Stock Appreciation Rights in such amount and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan, provided, however, that in no event shall the appreciation base of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of an unrelated Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right to surrender to the Company for cancellation all or a portion of such Stock Appreciation Right, but only to the extent that such Stock Appreciation Right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (A) the aggregate Fair Market Value of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (B) the aggregate appreciation base of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered.

(iii) The grant or exercisability of any Stock Appreciation Right shall be subject to such conditions as the Committee, in its sole discretion, shall determine, subject to the terms and conditions of the Plan.

(e) Restricted Stock and Stock Bonus.

(i) The Committee may grant Restricted Stock Awards, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Agreements. The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of service with the Company or any Subsidiary, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion, subject to the terms and conditions of the Plan.

(ii) Each Agreement with respect to a Restricted Stock Award shall set forth the amount (if any) to be paid by the Participant with respect to such Award and when and under what circumstances such payment is required to be made.

(iii) The Committee may, upon such terms and conditions as the Committee determines in its sole discretion, provide that a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited. Except as provided in the applicable Agreement, no shares underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such shares have vested in accordance with the terms of such Award.

(iv) Subject to Section 2(c), if and to the extent that the applicable Agreement may so provide, a Participant shall have the right to vote and receive dividends on the shares underlying a Restricted Stock Award granted under the Plan.

(v) The Committee may grant Stock Bonus Awards, alone or in tandem with other Awards under the Plan, subject to such terms and conditions as the Committee shall determine in its sole discretion and as may be evidenced by the applicable Agreement.

(f) Performance Awards.

The Committee may grant Performance Awards, alone or in tandem with other Awards under the Plan, to acquire shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A, unless the Committee shall determine otherwise, the Performance Awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the Participant has a legally binding vested right to such Award.

(g) Other Stock- or Cash-Based Awards.

The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A, unless the Committee shall determine otherwise, the Awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the Participant has a legally binding vested right to such Award. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards as it deems appropriate, to the extent not inconsistent with the Plan.

(h) Exercisability of Awards; Cancellation of Awards in Certain Cases.

(i) Except as hereinafter provided, each Agreement with respect to an Option or Stock Appreciation Right shall set forth the period during which and the conditions subject to which the Option or Stock Appreciation Right evidenced thereby shall be exercisable, and each Agreement with respect to a Restricted Stock Award, Stock Bonus Award, Performance Award or other Award shall set forth the period after which and the conditions subject to which amounts underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion.

(ii) Notwithstanding anything provided in Section 7, no Option or Stock Appreciation Right may be exercised more than ten (10) years after the date of grant.

(iii) Except as provided in Section 7, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable unless the Participant is at such time in the employ (for Participants who are employees) or service (for Participants who are Nonemployee Directors or consultants) of the Company or a Subsidiary (or a company, or a parent or subsidiary company of such company, issuing or assuming the relevant right or Award in a Change in Control) and has remained continuously so employed or in service since the relevant date of grant of the Award.

(iv) An Option or Stock Appreciation Right shall be exercisable by the filing of a written notice of exercise or a notice of exercise in such other manner with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 6(i).

(v) Unless the applicable Agreement provides otherwise, the “Option exercise date” and the “Stock Appreciation Right exercise date” shall be the date that the written notice of exercise, together with payment, are received by the Company.

(i) Payment of Award Price.

(i) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion otherwise determines, any written notice of exercise of an Option or Stock Appreciation Right must be accompanied by payment of the full Option or Stock Appreciation Right exercise price.

(ii) Payment of the Option exercise price and of any other payment required by the Agreement to be made pursuant to any other Award shall be made in any combination of the following: (A) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), (B) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee’s discretion be deemed conditional, and/or (C) unless otherwise provided in the applicable Agreement, and as permitted by the Committee and subject to applicable law, on a net-settlement basis with the Company withholding the amount of shares of Company Stock sufficient to cover the exercise price and tax withholding obligation. Payment in accordance with clause (A) of this Section 6(i)(ii) may be deemed to be satisfied, if and to the extent that the applicable Agreement so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Company Stock to be acquired pursuant to the Award to pay for all of the Company Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Company Stock.

7.	Termination of Service.

(a) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of a Participant’s service to (or in the case of an Incentive Stock Option, the Participant’s employment with) the Company and its Subsidiaries by the Company or its Subsidiary for Cause (or in the case of a Nonemployee Director upon such Nonemployee Director’s failure to be renominated as Nonemployee Director of the Company), the portions of outstanding Options and Stock Appreciation Rights granted to such Participant that are exercisable as of the date of such termination of service shall remain exercisable for a period of thirty (30) days from and including the date of termination of service (and shall thereafter terminate). All portions of outstanding Options or Stock Appreciation Rights granted to such Participant which are not exercisable as of the date of such termination of service, and any other outstanding Award which is not vested as of the date of such termination of service shall terminate upon the date of such termination of service.

(b) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of the Participant’s service to (or in the case of an Incentive Stock Option, the Participant’s employment with) the Company and its

Subsidiaries for any reason other than as described in subsection (a), (c), (d) or (e) hereof, the portions of outstanding Options and Stock Appreciation Rights granted to such Participant that are exercisable as of the date of such termination of service shall remain exercisable for a period of ninety (90) days from and including the date of termination of service (and shall thereafter terminate). All additional portions of outstanding Options or Stock Appreciation Rights granted to such Participant which are not exercisable as of the date of such termination of service, and any other outstanding Award which is not vested as of the date of such termination of service shall terminate upon the date of such termination of service.

(c) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, if the Participant voluntarily Retires with the consent of the Company or the Participant’s service (or in the case of an Incentive Stock Option, the Participant’s employment) terminates due to Disability, all outstanding Options, Stock Appreciation Rights and all other outstanding Awards granted to such Participant shall continue to vest in accordance with the terms of the applicable Agreements. The Participant shall be entitled to exercise each such Option or Stock Appreciation Right and to make any payment, give any notice or to satisfy other condition under each such other Award, in each case, for a period of one (1) year from and including the later of (i) date such entire Award becomes vested or exercisable in accordance with the terms of such Award and (ii) the date of Retirement, and thereafter such Awards or parts thereof shall be cancelled. Notwithstanding the foregoing, the Committee may in its sole discretion provide for a longer or shorter period for exercise of an Option or Stock Appreciation Right or may permit a Participant to continue vesting under an Option, Stock Appreciation Right or Restricted Stock Award or to make any payment, give any notice or to satisfy other condition under any other Award. The Committee may in its sole discretion, and in accordance with Section 409A, determine (w) for purposes of the Plan, whether any termination of service is a voluntary Retirement with the Company’s consent or is due to Disability for purposes of the Plan, (x) whether any leave of absence (including any short-term or long-term Disability or medical leave) constitutes a termination of service, or a failure to have remained continuously in service, for purposes of the Plan (regardless of whether such leave or status would constitute such a termination or failure for purposes of employment law), (y) the applicable date of any such termination of service, and (z) the impact, if any, of any of the foregoing on Awards under the Plan.

(d) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, if the Participant’s service (or in the case of an Incentive Stock Option, the Participant’s employment) terminates by reason of death, or if the Participant’s service terminates under circumstances providing for continued rights under subsection (b), (c) or (e) of this Section 7 and during the period of continued rights described in subsection (b), (c) or (e) the Participant dies, all outstanding Options, Restricted Stock and Stock Appreciation Rights granted to such Participant shall vest and become fully exercisable, and any payment or notice provided for under the terms of any other outstanding Award may be immediately paid or given and any condition may be satisfied, by the person to whom such rights have passed under the Participant’s will (or if applicable, pursuant to the laws of descent and distribution) for a period of one (1) year from and including the date of the Participant’s death and thereafter all such Awards or parts thereof shall be cancelled.

(e) Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of a Participant’s service to (or in the case of an Incentive Stock Option, the Participant’s employment with) the Company and its Subsidiaries (i) by the Company or its Subsidiaries without Cause (including, in case of a Nonemployee Director, the failure to be elected as a Nonemployee Director) or (ii) by the Participant for “good reason” or any like term (provided that such term is defined under an employment agreement with the Company or a Subsidiary to which a Participant is a party), the portions of outstanding Options and Stock Appreciation Rights granted to such Participant which are exercisable as of the date of termination of service of such Participant shall remain exercisable for a period of one (1) year from and including the date of termination of service (and shall thereafter terminate). Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, any other outstanding Award shall terminate as of the date of such termination of service.

(f) Notwithstanding anything in this Section 7 to the contrary, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable more than ten (10) years after the date of grant.

8.	Effect of Change in Control.

Unless otherwise determined in an Agreement, in the event of a Change in Control:

(a) With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of a Participant’s service to the Company without Cause during the 24-month period following such Change in Control, on the date of such termination (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be achieved at target levels.

(b) With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be achieved at target levels.

(c) For purposes of this Section 8, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares, the Award instead confers the right to receive common stock or similar equity securities of the acquiring entity.

(d) Except as would result in the imposition of taxes or penalties under Section 409A, the Board of Directors may, in its sole discretion, provide that each Award will be cancelled as of the Change in Control in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per share in the Change in Control over the exercise or purchase price (if any) per share subject to the Award multiplied by (ii) the number of shares granted under the Award; provided, however, that if the exercise price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Company Stock, cash or other property covered by such Award, the Committee may cancel such Award without the payment of any consideration to the Participant. To the extent required to avoid the imposition of additional taxes under Section 409A, such Award shall be settled in accordance with its original terms or at such earlier time as permitted by Section 409A.

9.	Miscellaneous.

(a) Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options if such Participant is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

(b) Participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

(c) Notwithstanding any other provision of the Plan, (i) the Company shall not be obliged to issue any shares pursuant to an Award unless at least the par value of such newly issued share has been fully paid in advance in accordance with applicable law (which requirement may mean the holder of an Award is obliged to make such payment) and (ii) the Company shall not be obliged to issue or deliver any shares in satisfaction of Awards until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.

(d) Awards shall be subject to any share ownership guidelines and any compensation recovery policies adopted by the Company from time to time, including, without limitation, policies adopted to comply with applicable law, and shall be subject to any compensation recovery required by law, government regulation or stock exchange listing requirement.

10.	No Special Employment Rights; No Right to Award.

(a) Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

(b) No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

11.	Securities Matters.

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state or local laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Award, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12.	Withholding Taxes.

(a) Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto, up to the maximum statutory rates.

(b) Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto, up to the maximum statutory rates or may permit the Participant to satisfy withholding tax requirements through any other method approved by the Company from time to time.

13.	Non-Competition and Confidentiality.

By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee or any officer or director to whom the Committee elects to delegate such authority.

14.	Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

15.	Amendment or Termination of the Plan.

The Board of Directors or the Committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that the requisite shareholder approval shall be required if and to the extent the Board of Directors or Committee determines that such approval is appropriate or necessary for purposes of satisfying Section 422 of the Code or Rule 16b-3 or other applicable law. Awards may be granted under the Plan prior to the receipt of such shareholder approval of the Plan but each such grant shall be subject in its entirety to such approval and no Award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. No amendment or termination of the Plan may, without the consent of a Participant, adversely affect the Participant’s rights under any outstanding Award.

16.	Transfers Upon Death; Nonassignability.

(a) A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

(b) During a Participant’s lifetime, the Committee may, in its discretion, pursuant to the provisions set forth in this clause (b), permit the transfer, assignment or other encumbrance of an outstanding Option unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the General Counsel of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including but not limited to children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all provisions of the Plan.

17.	Effective Date and Term of Plan.

The Plan shall become effective on the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the Expiration Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

18.	Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

19.	Participant Rights.

(a) No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Company Stock certificate to him or her for such shares.

(b) Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and Awards under the Plan, whether or not such persons are similarly situated.

20.	Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

21.	No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22.	Interpretation.

The Plan is designed and intended to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are intended to comply with Section 409A to the extent subject thereto and the Plan and all Awards shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision in the Plan to the contrary, no payment or distribution under the Plan that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Section 409A). For purposes of the Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A. If a participant is a “specified employee” (as defined in Section 409A), then to the extent necessary to avoid the imposition of taxes under Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 22 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under the Plan will be paid in accordance with the normal payment dates specified for them herein.

23.	Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

24.	Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

25.	Relationship to Other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.